    Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Flotek Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	314,843(1)	$0.7488(2)	$235,754.44	0.00011020	$25.98
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$235,754.44		$25.98
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$25.98

(1)Pursuant to a Registration Statement on Form S-3 (File No. 333-267916) (the “Prior Registration Statement”), which was initially filed on October 18, 2022 and declared effective by the Securities and Exchange Commission on October 27, 2022, the registrant previously registered the offer and sale of 63,182,079 shares of common stock issuable upon the conversion of 10% Convertible PIK Notes issued to ProFrac Holdings II, LLC pursuant to the Securities Purchase Agreement, dated February 16, 2022, between Flotek Industries, Inc. and ProFrac Holdings II, LLC. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A of Form S-3, the registrant is hereby registering the offer and sale of an additional 314,843 shares of its common stock issued upon the conversion of 10% Convertible PIK Notes. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the securities registered under the Prior Registration Statement. In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based on the average of the high and low prices of a share of the registrant’s common stock as reported on the New York Stock Exchange on September 18, 2023.